As filed with the Securities and Exchange Commission on December 16, 2004


                                                    Registration No. 333-

--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               CYTOGEN CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                      650 College Road East, Suite 3100,
           Delaware                      Princeton, New Jersey 08540               22-2322400
-------------------------------   ----------------------------------------    --------------------
(State or Other Jurisdiction of   (Address of Principal Executive Offices)      (I.R.S. Employer
 Incorporation or Organization)                  (Zip Code)                    Identification No.)

                            2004 Stock Incentive Plan
                 2004 Non-Employee Director Stock Incentive Plan
                June 2003 Warrant Relating to Consulting Services
--------------------------------------------------------------------------------
                            (Full Title of the Plans)

                             William J. Thomas, Esq.
                    Senior Vice President and General Counsel
                               Cytogen Corporation
                        650 College Road East, Suite 3100
                           Princeton, New Jersey 08540
--------------------------------------------------------------------------------
                              (Name and Address of
                               Agent for Service)

                                 (609) 750-8223
--------------------------------------------------------------------------------
                     (Telephone Number, Including Area Code,
                              of Agent For Service)

                                    Copy To:

                            Randall B. Sunberg, Esq.
                           Morgan, Lewis & Bockius LLP
                               502 Carnegie Center
                            Princeton, NJ 08540-6241
                                 (609) 919-6606

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                 Proposed          Proposed
                                                                  Maximum           Maximum             Amount of
                                              Amount to be    Offering Price    Aggregate Offering    Registration
   Title of Securities to be Registered      Registered (1)      Per Share           Price               Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per
share (2):

Shares to be issued  pursuant to prior
  option  grants or awards  under the
  2004 Stock Incentive Plan and the
  2004 Non-Employee Director Stock
  Incentive Plan........................       346,700(3)           (6)           $3,984,072(6)          $468.93

Shares issuable pursuant to future
  option grants and awards under the
  2004 Stock Incentive Plan and the
  2004 Non-Employee Director Stock
  Incentive Plan........................     1,228,300(4)           (7)           13,670,979(7)        $1,609.07

Shares to be issued upon the exercise of
  June 2003 Warrant (5).................        50,000              (8)             $282,500(8)           $33.25
                                           -------------                                             -------------
      TOTAL                                  1,625,000                                                 $2,111.25

==================================================================================================================


(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions, including an indeterminate number of shares of Common Stock as may be issuable by reason of the anti-dilution provisions of the June 2003 Warrant.

(2) Associated with each share of Common Stock is the right to purchase one one-thousandth of a share of Series C Junior Participating Preferred Stock pursuant to a rights agreement. These preferred stock purchase rights do not carry a separate purchase price or necessitate an additional filing fee.

(3) Consists of (i) 199,200 shares issuable pursuant to prior option grants under the 2004 Stock Incentive Plan; and (ii) 147,500 shares issuable pursuant to prior option grants under the 2004 Non-Employee Director Stock Incentive Plan.

(4) Consists of (i) 1,000,800 shares issuable pursuant to future option grants under the 2004 Stock Incentive Plan; and (ii) 227,500 shares issuable pursuant to future option grants under the 2004 Non-Employee Director Stock Incentive Plan.

(5) Represents shares of Common Stock issuable upon the exercise of a June 2003 Warrant issued in consideration for the provision of consulting services.

(6) Calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the price at which outstanding option grants under the 2004 Stock Incentive Plan and the 2004 Non-Employee Director Stock Incentive Plan may be exercised (227,300 shares at $11.50 per share; 77,500 shares at $11.5255 per share; 500 shares at $11.955 per share; 1,500 shares at $14.575 per share; 30,250 shares at $11.51 per share; 50 shares at $10.075 per share; 2,000 shares at $11.05 per share; 200 shares at $11.685 per share; 200 shares at $11.115 per share; 400 shares at $10.225 per share; 800 shares at $10.08 per share; 200 shares at $9.94 per share; 200 shares at $10.20 per share; 1,500 shares at $10.005 per share; 200 shares at $9.895 per share; 2,200 shares at $9.8295 per share; and 1,700 shares at $11.13 per share).

(7) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on December 13, 2004.

(8) Calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and based upon the exercise price per share of the Warrant equal to $5.65.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in this Part I will be sent or given to participants in the plans covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the instructions for Form S-8, such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     Cytogen Corporation (the "registrant" or the "Company") is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

     (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

     (b) The registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004.

     (c) The registrant's Current Reports on Form 8-K as filed with the Commission on April 14, 2004, April 15, 2004, June 25, 2004, September 2, 2004, September 3, 2004, September 14, 2004, September 29, 2004, October 19, 2004, and November 22, 2004.

     (d) The description of the registrant's shares of Common Stock contained in the registrant's Registration Statement on Form 8-A registering the registrant's shares of Common Stock under Section 12 of the Exchange Act, as supplemented by the disclosure set forth in Exhibit 3.1 to the registrant's Form 10-Q Quarterly Report for the quarter ended June 30, 2000 and Exhibit 3 to the registrant's Form 10-Q Quarterly Report for the quarter ended June 30, 1996 (File No. 000-14879).

     (e) The description of the registrant's preferred stock purchase rights contained in the registrant's Registration Statement on Form 8-A registering the preferred stock purchase rights under Section 12 of the Exchange Act, filed with the Commission on June 24, 1998.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees, or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to limit the personal liability of members of its board of directors for violation of a director's fiduciary duty of care. This section does not, however, limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, authorizing a payment of a dividend or approving a stock repurchase in violation of Delaware Corporate Law or from any transaction in which the director derived an improper personal benefit. This section also will have no effect on claims arising under the federal securities laws.

     The Company's Certificate of Incorporation and By-Laws provide that the Company shall indemnify officers and directors and, to the extent permitted by the Board of Directors, employees and agents of the Company, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the By-Laws permit the Board of Directors to authorize the Company to purchase and maintain insurance against any director, officer, employee or agent of the Company arising out of his capacity as such.

     Cytogen has obtained liability insurance for the benefit of its directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of Cytogen (or any subsidiary thereof) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     ITEM 8.   EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     ITEM 9.   UNDERTAKINGS.

     1.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey on this 16th day of December 2004.

                                      CYTOGEN CORPORATION



                                      By:   /s/ Michael D. Becker
                                           -------------------------------------
                                           Michael D. Becker
                                           President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Cytogen Corporation, hereby severally constitute and appoint Michael D. Becker and Christopher P.
Schnittker, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Cytogen Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                        TITLE                                 DATE
---------------------------------------------  -------------------------------------------    -------------------------
/s/ Michael D. Becker                          President, Chief Executive Officer and         December 16, 2004
---------------------------------------------  Director (Principal Executive Officer)
Michael D. Becker

/s/ Christopher P. Schnittker                  Senior Vice President and Chief                December 16, 2004
---------------------------------------------  Financial Officer (Principal Financial
Christopher P. Schnittker                      and Accounting Officer)

/s/ John E.  Bagalay, Jr.                      Director                                       December 16, 2004
---------------------------------------------
John E.  Bagalay, Jr.

/s/ Allen Bloom                                Director                                       December 16, 2004
---------------------------------------------
Allen Bloom

/s/ Stephen K.  Carter                         Director                                       December 16, 2004
---------------------------------------------
Stephen K.  Carter

/s/ James A. Grigsby                           Director                                       December 16, 2004
---------------------------------------------
James A. Grigsby

/s/ Robert F.  Hendrickson                     Director                                       December 16, 2004
---------------------------------------------
Robert F.  Hendrickson

/s/ Kevin G. Lokay                             Director                                       December 16, 2004
---------------------------------------------
Kevin G. Lokay

                                INDEX TO EXHIBITS

Number                       Description
------                       -----------

4.1 Cytogen Corporation 2004 Stock Incentive Plan. Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the
               quarter  ended  June  30,  2004,  and   incorporated   herein  by
               reference.

4.2 Cytogen Corporation 2004 Non-Employee Director Stock Incentive Plan. Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, and incorporated herein by reference.

4.3            Warrant   Agreement,   dated  June  10,  2003,   between  Cytogen
               Corporation and Howard Soule, Ph.D. Filed herewith.

4.4 Amended and Restated Rights Agreement, dated as of October 19, 1998 between Cytogen Corporation and Chase Mellon Shareholder Services, L.L.C., as Rights Agent. The Amended and Restated Rights Agreement includes the Form of Certificate of Designations of Series C Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights as Exhibit C. Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, and incorporated herein by reference.

4.5 Agreement for Substitution and Amendment of Rights Agreement by and between the Company and American Stock Transfer & Trust Company dated as of September 1, 2004. Filed as an exhibit to the Company's Current Report on Form 8-K, dated September 1, 2004, as filed with the Commission on September 2, 2004, and incorporated herein by reference.

5.1            Opinion of Morgan,  Lewis & Bockius  LLP.  Filed  herewith.

23.1           Consent of KPMG LLP. Filed herewith.

23.2           Consent of Pricewaterhouse Coopers LLP. Filed herewith.

23.3           Consent of Morgan, Lewis & Bockius, LLP (Included in Exhibit 5.1)

24.1 Power of attorney (Included on the signature pages of this registration statement)